UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02 Results of Operations and Financial Conditions

On February 14, 2011, Advanced Energy Industries, Inc. (the “Company”) announced via press release its financial results for the fourth quarter of 2010 and full year ended December 31, 2010. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, the Compensation Committee of the Board of Directors of the Company approved amendments to the Company’s Leadership Corporate Incentive Plan (“Leadership Plan”) for cash bonuses payable in respect of 2011 and later. As previously disclosed, the Company maintains two cash bonus plans: the Leadership Plan and the Employee Corporate Incentive Plan (“Employee Plan”). The Leadership Plan provides the Company’s executive officers and other key leaders with the opportunity to earn cash bonuses based on achievement of corporate performance metrics and individual performance objectives. Participants in the Leadership Plan do not participate in the Employee Plan. As amended, the Leadership Plan provides that, following the end of each fiscal year, the Company will fund a joint bonus pool for awards under the Leadership Plan and the Employee Plan, only if (a) the Company’s total revenue for the year equals or exceeds the total revenue set forth in the Company’s annual operating plan approved by the Board of Directors, and (b) the Company’s operating income for the year exceeds 10% of the Company’s total revenue. Achievement of both of these corporate performance metrics is required in order to fund the bonus pool for the Leadership Plan, and achievement of the operating income target only is required to fund the Employee Plan. The amount of the bonus pool for both plans, if a bonus pool is funded, will be equal to 10% of the Company’s operating income for the year.

If the bonus pool is funded, any individual bonus payable to an executive officer under the Leadership Plan will be based upon such executive officer’s (a) pre-established target bonus, (b) annual performance review and (c) achievement of individual performance objectives, subject to consideration of the total size of the bonus pool and the limitation that no participant may receive a bonus greater than 150% of his or her pre-established target bonus.

The pre-established target bonuses for the Company’s executive officers under the Leadership Plan are as follows:

•	Hans Georg Betz, Chief Executive Officer — 100% of base salary

•	Yuval Wasserman, President and Chief Operating Officer / General Manager of Thin Films — 70% of base salary

•	Danny Herron, Executive Vice President and Chief Financial Officer — 60% of base salary

•	Gregg Patterson, Executive Vice President and General Manager Renewables — 60% of base salary

Individual performance objectives for the executive officers for 2011 will be established by the Compensation Committee, in the case of the executive officers other than the chief executive officer, and by the Board of Directors, in the case of the chief executive officer. The Board of Directors maintains the discretion to evaluate each executive officer’s performance against his individual performance objectives and determine the relative weight of such objectives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated February 14, 2011 by Advanced Energy Industries, Inc., reporting its financial results for fourth quarter of 2010 and full year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: February 18, 2011

/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Senior Vice President, General Counsel
& Corporate Secretary

Exhibit Index

99.1	Press release dated February 14, 2011 by Advanced Energy Industries, Inc., reporting its financial results for fourth quarter of 2010 and full year ended December 31, 2010.